SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 3, 2006

Commission	Registrant, Address of Principal	I.R.S. employer	State of
File Number	Executive Offices and Telephone Number	Identification Number	Incorporation

1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P. O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104	Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 3, 2006, Nevada Power Company (“NPC”), a wholly-owned subsidiary of Sierra Pacific Resources, issued and sold $250 million of its 6.650% General and Refunding Mortgage Notes, Series N, due 2036 (the “Series N Notes”). NPC will pay interest on the Series N Notes on April 1 and October 1 of each year, beginning on October 1, 2006. The Series N Notes will mature on April 1, 2036. The Series N Notes were issued to Qualified Institutional Buyers under Rule 144A with registration rights.
     The net proceeds of the issuance, together with available cash, will be used to fund the redemption of $35,000,000 aggregate principal amount of NPC’s 8.50% Series Z First Mortgage Bonds due 2023, plus approximately $1 million of associated redemption premiums, $105 million aggregate principal amount of 6.70% Industrial Development Revenue Bonds, Series 1992A, due 2022, which are secured by a like principal amount of NPC’s First Mortgage Bonds, and approximately $122,548,000 aggregate principal amount of NPC’s 8.20% Junior Subordinated Debentures due 2037.
Restrictions
     The Series N Notes contain restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to NPC and limitations on the disposition of property. In the event of a change of control of NPC, the holders of the Series N Notes are entitled to require that NPC repurchase their Series N Notes for a cash payment equal to 101% of the aggregate principal amount plus accrued and unpaid interest.
Cross-Defaults/Acceleration Events
     In addition to customary default and acceleration events, the terms of the Series N Notes provide that in the event that NPC or any of its restricted subsidiaries defaults with respect to the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument relating to debt in excess of $15 million, the holders of the Series N Notes have the right to require that NPC redeem their Series N Notes, at a price equal to 100% of the aggregate principal amount plus accrued and unpaid interest and liquidated damages, if any, upon notice given by at least 25% of the outstanding noteholders. Since the Series N Notes were issued under NPC’s General and Refunding Mortgage Indenture, a failure to redeem the Series N Notes would trigger a default with respect to all of the securities issued under NPC’s General and Refunding Mortgage Indenture.
Optional Redemption
     NPC may redeem the notes at its option at any time, in whole or in part, at a price of 100% of the principal amount of the Series N Notes being redeemed plus a make-whole premium.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: April 3, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: April 3, 2006	By:	/s/ John E. Brown
John E. Brown
Controller